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As filed with the Securities and Exchange Commission on December 10, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Air Lease Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1840403 (I.R.S. Employer Identification Number)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory B. Willis
Senior Vice President and Chief Financial Officer
Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol H. Forsyte
Executive Vice President,
General Counsel, Corporate Secretary &
Chief Compliance Officer
Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555	Mark H. Kim, Esq. Munger, Tolles & Olson LLP 355 S. Grand Avenue, 35th Floor Los Angeles, CA 90071 (213) 683-9100

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Class A Common Stock, par value $0.01 per share	29,747,541	$22.57	$671,402,001	$91,580

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Class A Common Stock on December 7, 2012 as reported on the New York Stock Exchange.

(2)
In connection with its Registration Statement on Form S-1, File No. 333-173817 (the "Prior Registration Statement"), initially filed with the Securities and Exchange Commission on April 29, 2011, as subsequently declared effective and amended, the Registrant paid a registration fee of $215,296 with respect to the Registrant's Class A Common Stock, par value $0.01 per share, and a registration fee of $5,981 with respect to Registrant's Class B Non-Voting Common Stock, par value $0.01 per share. Of the up to 59,981,528 shares of the Registrant's Class A Common Stock, par value $0.01 per share, registered pursuant to the Prior Registration Statement, 76,734 shares were sold pursuant to the Prior Registration Statement. Of the up to 1,829,339 shares of the Registrant's Class B Non-Voting Common Stock, par value $0.01 per share, registered pursuant to the Prior Registration Statement, no shares were sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward the remaining filing fee of $215,045 associated with the unsold Class A Common Stock, par value $0.01 per share, and the remaining filing fee of $5,981 associated with the unsold Class B Non-Voting Common Stock, par value $0.01 per share. The Registrant hereby applies $91,580 against the filing fee due in connection with this registration statement and reserves the balance for future use. The Prior Registration Statement will be deemed terminated as of the filing date of this registration statement.

PROSPECTUS

AIR LEASE CORPORATION

29,747,541 shares of Class A Common Stock

        This prospectus relates to 29,747,541 shares of Class A Common Stock of Air Lease Corporation ("Class A Common Stock"), including up to 268,125 shares of Class A Common Stock issuable upon exercise of an outstanding warrant, all of which may be offered for sale by the selling stockholders named in this prospectus. All of the shares of Class A Common Stock which may be offered for sale by the selling stockholders named in this prospectus were previously covered by Registration Statement No. 333-173817, initially filed April 29, 2011. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock to satisfy registration rights we granted to the selling stockholders.

        We are not selling any shares of Class A Common Stock under this prospectus and we will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. The shares of Class A Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents on terms to be determined at the time of sale. The shares of Class A Common Stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. Because all of the shares being offered under this prospectus are being offered by selling stockholders, we cannot determine the price or prices at which the shares of Class A Common Stock may be sold under this prospectus. To the extent required, the names of any agent or broker-dealer and the applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "AL." On December 7, 2012, the last reported sale price of our Class A Common Stock on the NYSE was $22.71 per share.

        Investment in our Class A Common Stock involves risk. See "Risk Factors" on page 3 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2012.

        The terms "Company," "ALC," "we," "our" and "us" in this prospectus or any prospectus supplement refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on December 31. When this prospectus or any prospectus supplement refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

        The information in this prospectus or in any accompanying prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")). The selling stockholders named in this prospectus or in any accompanying prospectus supplement may offer and sell, from time to time, an aggregate of up to 29,747,541 shares of our Class A Common Stock. The selling stockholders may be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which such selling stockholders are offering our Class A Common Stock. Also, we may add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described below under "Where You Can Find More Information," before you make any investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including the information incorporated by reference herein as described below under "Where You Can Find More Information." Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any such prospectus supplement or to make any different or additional representations. You should not assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the date on the front of each such document.

        Any statements in this prospectus or in any accompanying prospectus supplement concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

        The selling stockholders may only offer to sell, and seek offers to buy, shares of our Class A Common Stock in jurisdictions where such offers and sales are permitted.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider, among other things, the following information about these risks together with the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities.

Sales of our Class A Common Stock may cause the stock price to decline.

        Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so, through a sale of additional capital stock. As of the close of business on November 15, 2012, we had 99,417,998 shares of our Class A Common Stock outstanding. Up to 29,747,541 shares of our Class A Common Stock may be sold pursuant to this prospectus, including up to 268,125 shares of our Class A Common Stock issuable upon exercise of the warrant issued to Commonwealth Bank of Australia on June 4, 2010. If at any time the selling stockholders named in this prospectus sell a large number of shares of our Class A Common Stock, or a perception exists that such sales may occur, the increased number, or perceived potential increase, of shares of our Class A Common Stock could cause the price to decrease due to increase or potential increase in supply.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus, including the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, and assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors incorporated by reference in the section titled "Risk Factors" and elsewhere in this prospectus as well as the additional risks described in our filings with the SEC.

        All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

        You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC's web site at www.sec.gov.

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. The contents of our website are not incorporated by reference into this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

 INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the portions of our proxy statement for our 2012 annual meeting of stockholders incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 18, 2012, March 9, 2012, March 13, 2012, March 19, 2012, April 12, 2012, April 25, 2012, May 7, 2012, May 16, 2012, July 9, 2012, August 31, 2012, September 20, 2012, September 26, 2012, September 28, 2012, October 3, 2012 and October 10, 2012.

        We are not incorporating by reference in this prospectus any information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under "Where You Can Find More Information."

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus.

DESCRIPTION OF AIR LEASE CORPORATION

        Air Lease Corporation is an aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing commercial aircraft and leasing them to airlines around the world to generate attractive returns on equity. We lease aircraft to airlines pursuant to net operating leases that require the lessee to pay for maintenance, insurance, taxes and all other aircraft operating expenses during the lease term. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

        Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com.

Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock offered by this prospectus.

DIVIDEND POLICY

        We have no current plans to declare or pay any cash or other dividends on our Class A Common Stock. We intend to reinvest cash flow generated by operations to finance the future development and expansion of our business. In addition, we have entered into and may continue to enter into credit agreements or other borrowing arrangements that impose restrictions on the declaration or payment of dividends. Our board of directors may consider the payment of a cash dividend in the future. Any determination to pay cash dividends in the future will be at the discretion of our board of directors and will depend on various factors, including our results of operations, our financial condition, our earnings, our cash requirements, legal restrictions, regulatory restrictions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, you may need to sell your shares of our Class A Common Stock to generate cash flow from your investment or to realize a return on your investment, and you may not be able to sell your shares at or above the purchase price, or at all.

SELLING STOCKHOLDERS

        This prospectus covers 29,747,541 shares of Class A Common Stock, including up to 268,125 shares of Class A Common Stock underlying a warrant, sold in private placements in 2010. Some of the shares and the warrant sold in private placements were sold directly to "accredited investors" as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, between February 5, 2010 and April 20, 2010 and in June and July 2010. In addition, we sold shares of our Class A Common Stock to FBR Capital Markets & Co., who acted as initial purchaser and placement agent in our private placement in June and July 2010. FBR Capital Markets & Co. sold shares it purchased from us in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. The selling stockholders, and their transferees, pledgees, donees, assignees, or successors, may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below.

        The following table sets forth information, as of November 15, 2012, with respect to the selling stockholders named in this prospectus, including the number and percentage of the shares of Class A Common Stock beneficially owned by the selling stockholders and the number of shares of Class A Common Stock that the selling stockholders may offer from time to time pursuant to this prospectus.

        Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days.

        Except as noted below, none of the selling stockholders named in this prospectus has, or since our inception has had, any position, office or other material relationship with us or any of our affiliates. Each selling stockholder named in the tables below has sole voting and investment power with respect to all of the shares of Class A Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

        The table below has been prepared based upon the information furnished to us by the selling stockholders as of November 15, 2012. The selling stockholders named in this prospectus may have sold or transferred, including in transactions exempt from the registration requirements of the Securities Act, some or all of the shares listed in the following tables since the date as of which the information is presented in the following tables. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

        Any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We have been advised that, as noted below in the tables, some of the selling stockholders are affiliates of broker-dealers. Except as noted below, we have been advised that each of such selling stockholders purchased our Class A Common Stock in the ordinary course of business and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the Class A Common Stock.

        In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the warrant or options held by that person are deemed to be outstanding if they are exercisable within 60 days of November 15, 2012. The shares subject to the warrant or options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 99,417,998 shares of our Class A Common Stock outstanding as of November 15, 2012.

        Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale(1)
	Class A Common Stock		Number of shares offered pursuant to this prospectus	Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(20)	278,889	*	278,889	—	*
AL 1 Management, LLC(3)(20)	50,000	*	50,000	—	*
Ares Corporate Opportunities Fund III, L.P.(4)	5,555,556	5.59%	5,555,556	—	*
Ares Special Situations Fund, L.P.(4)	724,947	*	724,947	—	*
Ares Special Situations Fund I-B, L.P.(4)	663,941	*	663,941	—	*
Baer, Marc H.(5)	213,291	*	70,178	143,113	*
Commonwealth Bank of Australia(6)(†)	6,518,125	6.54%	6,518,125	—	*
Emerald Financial LLC(7)(20)	35,925	*	35,925	—	*
Green Equity Investors V, L.P.(8)	5,341,979	5.37%	5,341,979	—	*
Green Equity Investors Side V, L.P.(8)	1,602,465	1.61%	1,602,465	—	*
Hart, Matthew J.(9)	14,528	*	10,000	4,528	*
Házy Family Community Trust 5/28/85(10)(20)	2,700,000	2.72%	2,700,000	—	*
Khatibi, Alex A.(11)	213,188	*	70,178	143,010	*
Levy, Grant A.(12)	226,298	*	80,300	145,998	*
Milton, Robert A.(9)	186,528	*	182,000	4,528	*
Ocean Equities, Inc.(13)(20)	101,667	*	101,667	—	*
Plueger Family Trust(14)	278,334	*	278,334	—	*
Poerschke, John D.(15)	40,882	*	25,862	15,020	*
Steven F. Udvar-Házy Separate Property Trust(10)(20)	1,044,225	1.05%	1,043,125	1,100	*
Sugar Family Trust UAD 7/19/2001(16)	50,000	*	50,000	—	*
Udvar-Házy, Christine L.(17)(20)	52,500	*	51,000	1,500	*
Udvar-Házy, Courtney C.(18)(20)	10,300	*	10,000	300	*
Udvar-Házy, Karissa K.(18)(20)	12,800	*	12,500	300	*
Udvar-Házy, Steven C.(19)(20)	17,800	*	17,500	300	*
Udvar-Házy, Trenton S.(19)(20)	10,300	*	10,000	300	*
Willis, Gregory B., II(21)	30,490	*	13,070	17,420	*
WLR IV Parallel ESC, L.P.(22)(†)	17,000	*	17,000	—	*
WLR Recovery Fund IV, L.P.(22)(†)	4,233,000	4.26%	4,233,000	—	*
Total	30,224,958	30.40%	29,747,541	477,417	*

*
Less than 1.0%.

(†)
Affiliate of broker-dealer.

(1)
Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering.

(2)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by this selling stockholder, of which he is the sole stockholder and one of three directors. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(3)
Steven F. Udvar-Házy has sole voting and investment power over the shares held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. Mr. Udvar-Házy is the sole member and manager of AL 1 Management, LLC.

(4)
The general partner of Ares Corporate Opportunities Fund III, L.P. ("ACOF III") is ACOF Management III, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager III, LLC ("ACOF Operating"). The general partner of each of Ares Special Situations Fund, L.P. ("ASSF") and Ares Special Situations Fund I-B, L.P. ("ASSF I-B") is ASSF Management, L.P. ("ASSF Management") and the general partner of ASSF Management is ASSF Operating Manager, LLC ("ASSF Operating"). ACOF Operating and ASSF Operating are owned by Ares Management LLC ("Ares Management"), which, in turn, is owned by Ares Management Holdings LLC ("AMH"). AMH is controlled by Ares Holdings LLC ("AH LLC"), which, in turn, is controlled by Ares Partners Management Company LLC ("APMC" and together with ACOF III, ACOF Management, ACOF Operating, ASSF, ASSF I-B, ASSF Management, ASSF Operating, Ares Management, AMH and AH LLC, the "Ares Entities"). APMC is managed by an executive committee comprised of Antony Ressler (a member of the board of directors of the Company), Michael Arougheti, David Kaplan, Gregory Margolies and Bennett Rosenthal. Because the executive committee acts by consensus/majority approval, none of the members of the executive committee has sole voting or dispositive power with respect to any shares of Class A Common Stock. Each of the members of the executive committee, the Ares Entities (other than ACOF III, ASSF and ASSF I-B with respect to the shares held directly by ACOF III, ASSF and ASSF I-B, respectively) and the directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of any shares of Class A Common Stock. This amount does not include 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to Mr. Ressler in connection with his service on the Company's board of directors. Mr. Ressler holds such securities for the benefit of Ares Management, ACOF III, ASSF and ASSF I-B and pursuant to the policies of the Ares Entities, has assigned to Ares Management all economic, pecuniary and voting rights in respect of such securities. Mr. Ressler disclaims beneficial ownership of such securities.

(5)
Consists of 116,625 shares of Class A Common Stock and 96,666 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Executive Vice President, Marketing, of the Company.

(6)
Commonwealth Bank of Australia is the direct beneficial owner of 6,250,000 shares of Class A Common Stock and one warrant to purchase up to 268,125 shares of common stock (as defined below). The shares and percentages disclosed for Commonwealth Bank of Australia in the table above assume that the foregoing warrant is exercised for 268,125 shares of Class A Common Stock, although such warrant is exercisable for shares of either Class A Common Stock or Class B Non-Voting Common Stock (together, "common stock"). Ian M. Saines, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors. As Group Executive of the Institutional Banking and Markets Division of Commonwealth Bank of Australia, Mr. Saines may also be deemed to be the beneficial owner of some or all of the foregoing shares beneficially owned by Commonwealth Bank of Australia; however, Mr. Saines disclaims beneficial ownership of these shares of Class A Common Stock and the warrant, except to the extent of his pecuniary interest therein. Mr. Saines does not have voting and investment power over the shares of Class A Common Stock and the warrant held directly by Commonwealth Bank of Australia. Ian Narev, as Chief Executive Officer of Commonwealth Bank of Australia, may be deemed to have voting and investment power over the shares of Class A Common Stock and the warrant held directly by Commonwealth Bank of Australia. The address of Commonwealth Bank of Australia is Level 21, 201 Sussex Street, Sydney, Australia NSW 2000.

(7)
Steven F. Udvar-Házy shares voting and investment power with respect to the shares of Class A Common Stock held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. A trust of which he is trustee controls a majority of the membership interests in the selling stockholder; in addition, Mr. Udvar-Házy is one of three managers of the selling stockholder, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(8)
Voting and investment power with respect to the shares of Class A Common Stock offered for sale pursuant to this prospectus by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. may be deemed to be shared by their general partner GEI Capital V, LLC, Green V Holdings, LLC (a limited partner of GEI Capital V, LLC), Leonard Green & Partners, L.P. (an affiliate of GEI Capital V, LLC), and LGP Management, Inc. (the general partner of Leonard Green & Partners, L.P.), each of which disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Each of John G. Danhakl, Peter J. Nolan, Jonathan D. Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn, James D. Halper, Michael J. Connolly, Todd M. Purdy, and Michael S. Solomon may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGP Management, Inc., and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. John G. Danhakl, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

(9)
This selling stockholder is a member of the board of directors of the Company.

(10)
Steven F. Udvar-Házy is the trustee of this selling stockholder and has sole voting and investment power over the shares held by such stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company.

(11)
Consists of 116,522 shares of Class A Common Stock and 96,666 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is an Executive Vice President of the Company.

(12)
Consists of 124,798 shares of Class A Common Stock held by the selling stockholder; 100,000 options to purchase Class A Common Stock held by the selling stockholder that are exercisable within 60 days of November 15, 2012; and 1,500 shares of Class A Common Stock held directly in the aggregate by the selling stockholder's children. The selling stockholder disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein. The selling stockholder is an Executive Vice President of the Company.

(13)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by this selling stockholder. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the board of directors of the Company. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of the selling stockholder, and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by the selling stockholder, except to the extent of their respective pecuniary interests therein.

(14)
John L. Plueger and Celeste J. Lesperance, as trustees of this selling stockholder, have voting and investment power over the shares held by such stockholder. Mr. Plueger is President and Chief Operating Officer of the Company, as well as a member of the board of directors of the Company. As of November 15, 2012, Mr. Plueger directly owned 196,255 shares of Class A Common Stock and was deemed to beneficially own, in addition to the foregoing shares owned by him and the selling stockholder, 473,870 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012, and an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(15)
Consists of 30,882 shares of Class A Common Stock and 10,000 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Senior Vice President of Aircraft Procurement and Specifications of the Company.

(16)
Ronald D. Sugar and Valerie S. Sugar are trustees of this selling stockholder and as such have voting and investment power over the shares held by such stockholder. Dr. Sugar, a member of the board of directors of the Company, directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

(17)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(18)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his daughter. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(19)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by the selling stockholder, his son. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by the selling stockholder, except to the extent of his pecuniary interest therein.

(20)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the board of directors of the Company, may be deemed to beneficially own an aggregate of 5,984,521 shares of Class A Common Stock, representing approximately 5.95% of the outstanding shares of Class A Common Stock of the Company. These 5,984,521 shares consist of 278,889 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 101,667 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 35,925 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,700,000 and 1,044,225 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 50,000 shares of Class A Common Stock held directly by AL 1 Management, LLC; 1,165,566 options to purchase Class A Common Stock that are exercisable within 60 days of

  November 15, 2012; 504,549 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; and 103,700 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy's wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy shares voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power over the shares held by AL 1 Management, LLC, of which he is the sole member and manager. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,310,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 1.66% of the outstanding shares of Class A Common Stock of the Company following this offering.

(21)
Consists of 20,490 shares of Class A Common Stock and 10,000 options to purchase Class A Common Stock that are exercisable within 60 days of November 15, 2012. The selling stockholder is Senior Vice President and Chief Financial Officer of the Company.

(22)
Wilbur L. Ross, Jr., a member of the board of directors of the Company, is the Chairman and CEO of WL Ross & Co. LLC and the managing member of El Vedado LLC, the general partner of WL Ross Group, L.P., which is in turn the managing member of WLR Recovery Associates IV LLC, which is the general partner of WLR Recovery Fund IV, L.P. Invesco Private Capital, Inc. is the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of WLR IV Parallel ESC, L.P. Invesco WLR IV Associates LLC and WLR Recovery Associates IV LLC have agreed to make investments for WLR IV Parallel ESC, L.P. on a pro rata basis in parallel with WLR Recovery Fund IV, L.P. Invesco WLR IV Associates LLC, Invesco Private Capital, Inc., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado LLC and Mr. Ross may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. Mr. Ross disclaims beneficial ownership over these shares of Class A Common Stock, except to the extent of his pecuniary interest therein. Mr. Ross directly holds 4,528 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's board of directors.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share ("Class B Non-Voting Common Stock," and together with the Class A Common Stock, the "common stock"), and 50,000,000 shares of preferred stock, $0.01 par value per share ("preferred stock"), the rights and preferences of which may be established from time to time by our board of directors. As of November 15, 2012, 99,417,998 shares of Class A Common Stock were outstanding and 1,829,339 shares of Class B Non-Voting Common Stock were outstanding. We have reserved 8,193,088 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan.

        The following summary is a description of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and amended and restated bylaws and the provisions of applicable Delaware law.

Common Stock

        Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock shall be treated equally and identically.

        Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and will not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

        Except as otherwise provided by law, our restated certificate of incorporation or our amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Any stockholder wishing to propose for election as director someone who is not proposed by our board will be required to give notice of the intention to propose the person for election, in compliance with the advance notice provisions of our amended and restated bylaws. Our amended and restated bylaws provide that such stockholder nominees shall be elected by a plurality of the votes cast at any meeting of stockholders.

        Each share of Class B Non-Voting Common Stock is convertible into a share of Class A Common Stock at the option of the holder, except that each share of Class B Non-Voting Common Stock will only become convertible at the time it is transferred to a third party unaffiliated with Société Générale S.A., which wholly owns Genefinance S.A., the holder of record of all of the outstanding shares of Class B Non-Voting Common Stock.

        Any amendment to the terms of the Class A Common Stock shall apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock shall have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and shall be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

        Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds. We have no current plans to declare or pay any dividends to our stockholders.

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

        Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Warrants

        On June 4, 2010, we issued warrants to purchase up to 214,500 shares and up to 268,125 shares of our common stock to Société Générale S.A. and Commonwealth Bank of Australia, respectively. The warrants are exercisable at a price of $20.00 per share until June 4, 2017. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment from time to time to maintain the value of the warrants in the event of certain changes to our capital structure. Commonwealth Bank of Australia has registration rights with respect to the shares issuable upon exercise of its warrant. See "Registration Rights" below. Société Générale S.A. subsequently transferred its warrant to Genefinance S.A., a wholly-owned subsidiary of Société Générale S.A.

Registration Rights

        Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between our Company and FBR Capital Markets & Co. (the "Registration Rights Agreement"), the holders of 29,479,416 shares of Class A Common Stock currently outstanding and 268,125 shares of common stock issuable upon exercise of the warrant held by Commonwealth Bank of Australia, have the following rights:

        On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011, which was later declared effective by the SEC. This prospectus is part of a subsequent shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

        We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

  •
  such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

  •
  such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

  •
  the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Certain Anti-Takeover Matters

Special meeting of stockholders

        Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

        Our restated certificate of incorporation and our amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

        Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock. Additionally, our restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

        Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

        The vote of the holders of not less than 66 2/3% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation or amended and restated bylaws as well as to remove a director from office. The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

        We have not opted out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an "interested stockholder" (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in amended and restated bylaws

        On February 15, 2011, our board of directors approved an amendment and restatement of our bylaws to provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

        Our Class A Common Stock is listed on the NYSE under the symbol "AL." Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

        American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

        We are registering the Class A Common Stock covered by this prospectus to permit selling stockholders to sell these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Class A Common Stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the Class A Common Stock will be the purchase price of the Class A Common Stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Class A Common Stock to be made directly or through agents.

        The Class A Common Stock offered by this prospectus may be sold from time to time to purchasers:

  •
  directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

  •
  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchasers of the Class A Common Stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

        Upon being notified by a selling stockholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of the Class A Common Stock covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Class A Common Stock.

        The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled "Selling Stockholders" are deemed to be underwriters. As a result, any profits on the sale of the Class A Common Stock by such selling stockholders and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We will make copies of this prospectus available upon request to the selling stockholders. Further, we have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares hereby.

        The Class A Common Stock may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to such prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in one or more of the following transactions:

  •
  on any national securities exchange or quotation system on which the Class A Common Stock may be listed or quoted at the time of the sale;

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  by pledge to secure debts or other obligations;

  •
  in put or call transactions;

  •
  in underwritten offerings;

  •
  through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  in exchange distributions and/or secondary distributions;

  •
  in any other transactions other than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  •
  through the settlement of short sales made after the effectiveness of the registration statement of which this prospectus is a part; or

  •
  through any combination of the foregoing.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the Class A Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

  •
  engage in short sales of the Class A Common Stock in the course of hedging their positions;

  •
  sell the Class A Common Stock short and deliver the Class A Common Stock to close out short positions;

  •
  loan or pledge the Class A Common Stock to broker-dealers or other financial institutions that in turn may sell the Class A Common Stock;

  •
  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Class A Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

  •
  enter into transactions in which a broker-dealer purchases as a principal for resale for its own account or through other types of transactions.

        There can be no assurance that any selling stockholder will sell any or all of the Class A Common Stock under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the Class A Common Stock by other means not described in this prospectus. In addition, any Class A Common Stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Class A Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A Common Stock may not be sold unless an exemption from registration or qualification is available and complied with or it has been registered or qualified for sale.

        The selling stockholders and any other person participating in the sale of the Class A Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A Common Stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A Common Stock to engage in market-making activities with respect to the particular Class A Common Stock being distributed. This may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Class A Common Stock.

        We have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the maximum amount of all compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the sale of any securities offered pursuant to this prospectus.

CUSIP Number

        The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of shares to the selling stockholder was conducted (a) by us under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, (b) by the initial purchaser under Rule 144A under the Securities Act, or (c) by the initial purchaser under Regulation S under the Securities Act. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

        Any sales of Class A Common Stock pursuant to this prospectus must be settled with shares bearing our general (not necessarily restricted) CUSIP number for our Class A Common Stock. A selling stockholder of Class A Common Stock named in this prospectus may obtain shares bearing our general Class A Common Stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a letter of representations from their broker/dealer, to our transfer agent, American Stock Transfer and Trust Company. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

LEGAL MATTERS

        Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered Class A Common Stock.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and the period from inception to December 31, 2010, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses to be incurred by us in connection with the securities registered hereby.

SEC registration fee*	$91,580
Legal fees	$125,000
Accounting fees	$6,000
Printing and engraving expenses	$5,000
Miscellaneous	$0
Total	$227,580

*
Previously paid and offset against the currently due filing fee pursuant to Rule 457(p).

Item 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Our restated certificate of incorporation provides for this limitation of liability.

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Our second amended and restated bylaws provide for the indemnification of officers and directors of our Company consistent with Section 145 of the DGCL.

        The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or directors or otherwise. We also entered into indemnification agreements with our directors that generally provide for mandatory indemnification to the fullest extent permitted by law.

        Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on the 10th day of December, 2012.

AIR LEASE CORPORATION
By:	/s/ GREGORY B. WILLIS
	Name:	Gregory B. Willis
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Steven F. Udvar-Házy, Chief Executive Officer of Air Lease Corporation, John L. Plueger, President and Chief Operating Officer of Air Lease Corporation, and Carol H. Forsyte, General Counsel of Air Lease Corporation, and in each case, any of their respective successors at Air Lease Corporation (in functional position or otherwise) or designees, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN F. UDVAR-HÁZY Steven F. Udvar-Házy	Chairman and Chief Executive Officer (Principal Executive Officer)	December 10, 2012
/s/ JOHN L. PLUEGER John L. Plueger	President, Chief Operating Officer and Director	December 10, 2012
/s/ GREGORY B. WILLIS Gregory B. Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 10, 2012

Signature	Title	Date

/s/ JOHN G. DANHAKL John G. Danhakl	Director	December 10, 2012
/s/ MATTHEW J. HART Matthew J. Hart	Director	December 10, 2012
/s/ ROBERT A. MILTON Robert A. Milton	Director	December 10, 2012
/s/ ANTONY P. RESSLER Antony P. Ressler	Director	December 10, 2012
/s/ WILBUR L. ROSS, JR. Wilbur L. Ross, Jr.	Director	December 10, 2012
/s/ IAN M. SAINES Ian M. Saines	Director	December 10, 2012
/s/ DR. RONALD D. SUGAR Dr. Ronald D. Sugar	Director	December 10, 2012

EXHIBIT INDEX

Exhibit Number		Description
4.1	‡	Restated Certificate of Incorporation of Air Lease Corporation
4.2	§	Second Amended and Restated Bylaws of Air Lease Corporation
4.3	‡	Form of Specimen Class A Common Stock Certificate
4.4	‡	Registration Rights Agreement, dated as of June 4, 2010, between Air Lease Corporation and FBR Capital Markets & Co., as the initial purchaser/placement agent
4.5	‡	Warrant No. 2 to purchase 268,125 shares of Common Stock, dated June 4, 2010
5.1		Opinion of Munger, Tolles & Olson LLP
21.1		List of Subsidiaries of Air Lease Corporation
23.1		Consent of Independent Registered Accounting Firm
23.2		Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included in the signature pages hereto)

‡
Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-171734), as amended, for the Company's initial public offering.

§
Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 9, 2012.